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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 23, 1999 relating to the financial statements of Pharmacyclics, Inc., which appears in Pharmacyclics, Inc.'s Annual Report on Form 10-K/A for the year ended June 30, 1999.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP


San Jose, California
February 8, 2000